UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2022 (April 28, 2022)

Allied Corp.
(Exact Name of Registrant as Specified in its Charter)

Nevada	0-27675	33-1227173
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer IdentifiCAtion No.)

1405 St. Paul St., Suite 201, Kelowna, BC Canada	V1Y 9N2
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (877) 255-4337

________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On or about April 28, 2022 the Registrant entered into a forward purchase agreement with a distributor for a specialty medical care hospital (the “Brazilian Group”) based out of Sao Paulo, Brazil.

Under this agreement, the Brazilian Group will initially purchase US$147,000 worth of Allied products that will continue on a monthly basis. The products from the purchase order will focus on specialty medical care for tens of thousands of Brazilian oncology patients. The hospital that the products are intended for was founded in 1971 with the mission of providing quality health care, generating knowledge, and promoting social responsibility. The hospital’s research and educational institute has already trained approximately 130,000 professionals and conducts hundreds of studies annually. Allied’s products will specifically be offered to the hospital’s complex oncology (cancer) and neurology patients undergoing therapies. This hospital was named in Forbes’ list of the 20 best hospitals in the world along with other world known hospitals such as Mayo Clinic in Rochester (Minnesota) and John Hopkins Hospital in Baltimore (Maryland).

This approval has taken four months of product review, manufacturing specifications and testing. With the completion of the lengthy review of the company and manufacturing certificates, Allied intends to make the first of the monthly shipments under this contract in May 2022.

The precise terms of the Forward Purchase Agreement are set forth in Exhibit 10.1 to this Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

The following Exhibits are included herein:

Exhibit No.	Description
10.1	Forward Purchase Agreement between CPHARMACEUTICA DISTRIBUIDORA DE PRODUTOS MEDICOS LTDA and Allied Corp dated as of April 28, 2022.

10.2	Press Release dated April 28, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied Corp.
(Registrant)

Dated: April 28, 2022	By:	/s/ Calum Hughes
Chief Executive Officer

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